DEED OF SALE AND TRANSFER OF SHARES
(Alfang B.V.)

This twenty-seventh day of December two thousand seven, there appeared before me, Wilfred Albert Groen, civil law notary at Amsterdam, the Netherlands:
Frank Gerard Röben, born in Oldenzaal, the Netherlands, on the twenty-fourth day of February nineteen hundred and eighty-one, employed at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands,
in this respect acting as authorized representative of:
1.
Handelsonderneming HUCO B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Leimuiden, the Netherlands, and its principal place of business at Oosterweg 1, 2451 VT Leimuiden, the Netherlands, registered with the Commercial Register of the Chamber of Commerce under number 28039859 (“Handelsonderneming Huco”);

2.
International Dutch Management Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its principal place of business at Waaier 38, 2451 VW Leimuiden, the Netherlands, registered with the Commercial Register of the Chamber of Commerce under number 32053213 (“International Dutch Management Holding”);

3.
Marrita Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Beverwijk, the Netherlands, and its principal place of business at Waaier 38, 2451 VW Leimuiden, the Netherlands, registered with the Commercial Register of the Chamber of Commerce under number 34105592 (“Marrita Management”);

4.
Van der Horst Beheer B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Driehuis (NH), the Netherlands, and its principal place of business at Hofgeesterweg 18 A, 1991 AD Velserbroek, the Netherlands, registered with the Commercial Register of the Chamber of Commerce under number 34060491 (“Van der Horst Beheer” and collectively with Handelsonderneming Huco, International Dutch Management Holding and Marrita Management: the “Sellers”);

5.
Royal Invest Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its principal place of business at Ditlaar 7, 1066 EE Amsterdam, the Netherlands, registered with the Commercial Register of the Chamber of Commerce under number 34130365 (the "Purchaser"); and

6.
Alfang B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its principal place of business at Waaier 38, 2451 VW Leimuiden, the Netherlands, registered with the Commercial Register of the Chamber of Commerce under number 17068055 (the "Company").

The person appearing declared the following:

WHEREAS:

A.
the issued and outstanding share capital of the Company amounts to three hundred and twenty thousand Euro (EUR 320,000) and is divided into ninety-six thousand (96,000) ordinary shares and two hundred and twenty-four thousand (224,000) preferred shares, with a nominal value of one Euro (EUR 1) each;

B.	the shares in the capital of the Company are currently held by the Sellers for the number of shares as set opposite to their names:
1.
Handelsonderneming Huco: twenty-four thousand (24,000) ordinary shares, numbered 1 through 24,000 (the “Handelsonderneming Huco-Shares”), respectively fifty-six thousand (56,000) preferred shares, numbered p-1 through p-56,000;

2.
International Dutch Management Holding: twenty-four thousand (24,000) ordinary shares, numbered 24,001 through 48,000 (the “International Dutch Management Holding-Shares”), respectively fifty-six thousand (56,000) preferred shares, numbered p-56,001 through p-112,000;

3.
Marrita Management: twenty-four thousand (24,000) ordinary shares, numbered 48,001 through 72,000 (the “Marrita Management-Shares”), respectively fifty-six thousand (56,000) preferred shares, numbered p-112,001 through p-168,000;

4.
Van der Horst Beheer: twenty-four thousand (24,000) ordinary shares, numbered 72,001 through 96,000 (the “Van der Horst Beheer-Shares” and collectively with the Handelsonderneming Huco-Shares, the International Dutch Management Holding-Shares and the Marrita Management-Shares: the “Shares”), respectively fifty-six thousand (56,000) preferred shares, numbered p-168,001 through p-224,000;

C.	(i)	Handelsonderneming Huco and the Purchaser have reached agreement on the sale and transfer of the Handelsonderneming Huco-Shares, on the terms set out below;
(ii)	International Dutch Management Holding and the Purchaser have reached agreement on the sale and transfer the International Dutch Management Holding-Shares, on the terms set out below;
(iii)	Marrita Management and the Purchaser have reached agreement on the sale and transfer of the Marrita Management-Shares, on the terms set out below; and
(iv)	Van der Horst Beheer and the Purchaser have reached agreement on the sale and transfer of the Van der Horst Beheer-Shares, on the terms set out below,

THE SELLERS AND THE PURCHASER HAVE AGREED AS FOLLOWS:
Article 1. Purchase and Sale; Transfer.
1.1	Handelsonderneming Huco hereby sells and transfers the Handelsonderneming Huco-Shares to the Purchaser and the Purchaser hereby purchases and accepts the same from Handelsonderneming Huco.
1.2
International Dutch Management Holding hereby sells and transfers the International Dutch Management Holding-Shares to the Purchaser and the Purchaser hereby purchases and accepts the same from International Dutch Management Holding.

1.3	Marrita Management hereby sells and transfers the Marrita Management-Shares to the Purchaser and the Purchaser hereby purchases and accepts the same from Marrita Management.
1.4	Van der Horst Beheer hereby sells and transfers the Van der Horst Beheer-Shares to the Purchaser and the Purchaser hereby purchases and accepts the same from Van der Horst Beheer.
Article 2. Purchase Price.
2.1
The purchase price for the Handelsonderneming Huco-Shares is five hundred fifty-two thousand and two Euro and twenty-five eurocent (EUR 552,002.25). The Purchaser has paid an amount (and therefore a part of the purchase price) of one hundred seventy-seven thousand and two Euro and twenty-five eurocent (EUR 177,002.25) to Handelsonderneming Huco, for which payment Handelsonderneming Huco gives discharge to the Purchaser. The Purchaser remains an amount of three hundred seventy-five thousand Euro (EUR 375,000) indebted to Handelsonderneming Huco under all such terms and conditions as sufficiently known by and between Handelsonderneming Huco and the Purchaser.

2.2
The purchase price for the International Dutch Management Holding-Shares is five hundred fifty-two thousand and two Euro and twenty-five eurocent (EUR 552,002.25). The Purchaser has paid an amount (and therefore a part of the purchase price) of one hundred seventy-seven thousand and two Euro and twenty-five eurocent (EUR 177,002.25) to International Dutch Management Holding, for which payment International Dutch Management Holding gives discharge to the Purchaser. The Purchaser remains an amount of three hundred seventy-five thousand Euro (EUR 375,000) indebted to International Dutch Management Holding under all such terms and conditions as sufficiently known by and between International Dutch Management Holding and the Purchaser.

2.3
The purchase price for the Marrita Management-Shares is five hundred fifty-two thousand and two Euro and twenty-five eurocent (EUR 552,002.25). The Purchaser has paid an amount (and therefore a part of the purchase price) of one hundred seventy-seven thousand and two Euro and twenty-five eurocent (EUR 177,002.25) to Marrita Management, for which payment Marrita Management gives discharge to the Purchaser. The Purchaser remains an amount of three hundred seventy-five thousand Euro (EUR 375,000) indebted to Marrita Management under all such terms and conditions as sufficiently known by and between Marrita Management and the Purchaser.

2.4
The purchase price for the Van der Horst Beheer-Shares is five hundred fifty-two thousand and two Euro and twenty-five eurocent (EUR 552,002.25). The Purchaser has paid an amount (and therefore a part of the purchase price) of one hundred seventy-seven thousand and two Euro and twenty-five eurocent (EUR 177,002.25) to Van der Horst Beheer, for which payment Van der Horst Beheer gives discharge to the Purchaser. The Purchaser remains an amount of three hundred seventy-five thousand Euro (EUR 375,000) indebted to Van der Horst Beheer under all such terms and conditions as sufficiently known by and between Van der Horst Beheer and the Purchaser.

Article 3. Warranties, guarantees and declarations of the Sellers.
3.1	The Sellers warrant to the Purchaser that, on this day, the following is correct:
a.
the Company is a private company with liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, incorporated by notarial deed executed before P.A.L. van der Horst, civil law notary in Eindhoven, the Netherlands, on the twenty-seventh day of April nineteen hundred and ninety; the Articles of Association of the Company were last amended by notarial deed executed before W.A. Groen, aforementioned, on the twentieth day of December two thousand seven (the “Deed of Amendment”);

b.	the Company is currently registered in the Commercial Register under number 17068055; the information regarding the Company which is registered in the Commercial Register is correct and complete;
c.
the Company has not been dissolved, and no resolution has been adopted to dissolve the Company, nor has any request thereto been filed; the Company has not received any notice from the Chamber of Commerce under Section 2:19a of the Dutch Civil Code; the Company has not been declared bankrupt, nor has a suspension of payment been declared, nor have any requests thereto been filed nor is there any reason to expect the same;

d.
the issued capital of the Company consists of three hundred and twenty thousand (320,000) registered shares and is divided into ninety-six thousand (96,000) ordinary shares and two hundred and twenty-four thousand (224,000) preferred shares, with a nominal value of one Euro (EUR 1) each, all of which are fully paid in; no person holds any right, conditional or unconditional (including, but not limited to, options and debt instruments convertible into shares) against the Company to subscribe for or otherwise acquire shares in the capital of the Company;

e.	the Company's register of shareholders is up-to-date and complete;
f.	(i)	Handelsonderneming Huco has a complete and unencumbered right to the Handelsonderneming Huco-Shares;
(ii)	International Dutch Management Holding has a complete and unencumbered right to the International Dutch Management Holding-Shares;
(iii)	Marrita Management has a complete and unencumbered right to the Marrita Management-Shares;
(iv)	Van der Horst Beheer has a complete and unencumbered right to the Van der Horst Beheer-Shares;
g.	the Shares are registered, and no share certificates (aandeelbewijzen) have been issued for the Shares;
h.	the Sellers have not been deprived of the authority to transfer shares in the capital of the Company by virtue of Section 2:22a paragraph 1 of the Dutch Civil Code;
i.	the Shares are not subject to rights of third parties or obligations to transfer to third parties or claims based on contracts of any nature; and
j.	by the transfer of the Shares to the Purchaser, the full and unencumbered ownership of the Shares is transferred to the Purchaser.
3.2
Furthermore, the Sellers hereby represent, warrant and guarantee to the Purchaser that on this day (i) the attached balance sheet of the Company dated the thirtieth day of June two thousand and seven (Annex) (the “Closing Accounts”) makes full disclosure of all assets and liabilities of the Company as per such date and (ii) the Closing Accounts have been prepared in accordance with, and comply with, Netherlands statutory requirements and accounting principles on a consistent basis with the previous five years. The Sellers warrant and guarantee that the Closing Accounts furthermore present a true, complete, accurate, and fair view of the financial position of the Company in all respects as per the thirtieth day of June two thousand and seven; save as disclosed in the attached Closing Accounts, there are no matters which may give rise to any liability of the Company. Each of the Sellers warrants and guarantees that since the date of the Closing Accounts, there were no matters or events outside the ordinary course of business of the Company that have a material impact on the assets and liabilities of the Company as from the date of the Closing Accounts.

Each of the Sellers hereby undertakes to completely indemnify the Purchaser and, at the option of the Purchaser, the Company against any debts, claims, losses, law suits, proceedings, obligations or other liabilities (accrued, absolute, contingent or other) including Tax liabilities that (i) are or may have been incurred by or on behalf of the Company to the date of this deed and that are not recorded in the Closing Accounts; and (ii) are resulting from any facts and circumstances not being guaranteed or represented by the Sellers hereunder.

3.3
Each of the Sellers hereby – jointly and severally – guarantees and warrants to the Purchaser the guarantees and further declarations as laid down in the contract of sale between the Company and the Purchaser dated the thirty-first day of July two thousand and seven, a copy of which will be attached to this deed (Annex). Consequently, all guarantees and further declarations as laid down in the aforementioned contract of sale should read as granted and guaranteed by each of the Sellers (directly) to the Purchaser in respect of the registered properties that are held by the Company. Each of the Sellers furthermore especially guarantees that the Company has satisfied all its obligations with respect to any lease agreement in connection with the registered properties that are held by the Company, including but not limited to the installation of partitioning walls, intercom installations and fire hoses under the lease agreement with Willis B.V.

In the event of a breach of any of the Sellers’ aforementioned guarantees and further declarations (as granted in this Article 3.3), each of the Sellers shall indemnify, hold harmless and fully compensate the Purchaser and, at the option of the Purchaser, the Company, for the damages as a result of such breach.

3.4
The Sellers declare to have acquired the Shares by deed of sale and transfer of shares, executed before A.P. van Lidth de Jeude, civil law notary at Amsterdam, on the fourth day of June two thousand two, such in conjunction with the Deed of Amendment.

3.5
The Sellers declare that the share transfer restrictions (also referred to as the 'blocking clause') referred to in Article 9 of the Company's Articles of Association have – as far as possible – been complied with, as evidenced by the respective powers of attorney from the Sellers, which powers of attorney have been attached to this deed (Annexes).

Article 4. Further warranties, guarantees and indemnifications of the Sellers.
4.1	For the purposes of this Article 4:
a.	"Event" means any transaction, event, act or omission;
b.
"Tax" or “Taxes” means all forms of tax, duty, social security charges, contributions, levy, charge or other imposition or withholding and other levies of whatever nature, separately or jointly due to, payable to, levied by, imposed upon by, claimed to be owed to, awarded by or held responsible for by any supranational, national, federal, state, provincial, municipal, local, foreign or other authority having the power to tax, including (without limitation) income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, such tax taken to include surtax, capital gains tax, tax on profits, tax on gross receipts, license tax, tax on severance payments, occupation levies, premium tax, windfall profit tax, environmental taxes and duties, capital tax and other legal transaction taxes, franchise tax, withholding tax, tax on disability or unemployment payments, real property tax, personal property tax, sales tax, tax based on use, transfer tax, registration tax, municipal tax, estimated or preliminary tax, value added tax, customs duties, excise duties, land fill tax, insurance premium tax, stamp duty, stamp duty reserve tax, wage tax, payroll tax, social security contributions and employee social security contributions, national insurance and other similar contributions, and any other taxes, duties, levies, charges, contributions, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, together with any interest, penalty, fine or other additions thereto in connection with, or failure to comply with any laws relating to, any tax.

c.	“Tax Authority” means any supranational, national, federal, state, provincial, municipal, local, foreign or other authority endowed with the authority to enforce obligations in connection with Taxes.
d.
"Tax Liability" means a liability of the Company to make or suffer an actual or increased payment of Tax and or wrongly deducted Tax, including payments that the Company is required to make as a consequence of being held liable for an amount of Tax which was primarily chargeable to and due by a third party as a result of such third party failing to discharge such liability.

e.	"Tax Return" means any return, declaration, report or information return relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
4.2
In the event of a breach of any of the Sellers’ warranties and guarantees as listed in this deed, the Sellers shall indemnify, hold harmless and fully compensate the Purchaser for the damages as a result of such breach.

4.3
The Sellers shall indemnify, hold harmless and fully compensate the Purchaser and the Company against and for any Tax Liability which is due (materieel verschuldigd) for the periods or portions thereof ending before and up to the date of execution of this deed, so far as possible by way of adjustment to the purchase price.

4.4	The due date for payment under paragraph 4.2 and paragraph 4.3 shall be the earlier of:
a.	the date falling thirty (30) business days after the Purchaser has invoked its relevant rights under this deed; and
b.
the date falling ten (10) business days prior to the latest date for payment of the relevant Taxes in order to avoid interest and penalties arising in respect thereof (taking into account any application to postpone payment of, appeal against, or amendment of any assessment or other notification of the Taxes).

4.5	The Sellers represent and guarantee that:
a.
the Company has timely filed or caused to be filed all Tax Returns that it is required to file (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects.

b.
with respect to all Tax Returns of the Company, (i) there is no unassessed Tax deficiency proposed or, so far as Sellers are aware, threatened against the Company and (ii) no audit is in progress or announced with respect to any Taxes, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

c.
all Tax Liabilities due (materieel verschuldigd) for the periods or portions thereof ending before and up to the date of this deed, have been paid or will be paid in full or have been fully and adequately provisioned in the Closing Accounts. The amount of provision for deferred Tax in the Closing Accounts is adequate and fully in accordance with generally accepted accounting principles in the Netherlands.

d.
the Sellers have disclosed fully and completely all facts, circumstances and has submitted to Purchaser all documents which influence the position of the Company regarding Tax, including but not limited to any agreement, ruling, or compromise with any Tax Authority. The Company does not have the intention to conclude up to the date of this deed with any Tax Authority any agreement, ruling or compromise in connection with Tax. The entering into this deed and the execution thereof will have no material impact on the position of the Company regarding Tax, including but not limited to any agreement, ruling, or compromise with any Tax Authority and the application of favourable Tax regimes.

e.
no undisclosed disputes exist or are expected with any Tax Authority regarding the Tax position of the Company or any of their properties, assets or income or regarding the Tax returns filed by the Company. No audits or investigations are presently being made by any Tax Authority or are expected regarding the Tax position of the Company or any of their properties, assets or income or regarding the Tax Returns filed by the Company. No requests for exchange of information are pending regarding Tax relating to the Company or their business relations. No objection or appeal regarding Tax is presently pending or will be filed with any Tax Authority or any competent court or courts. No collection procedures have been initiated against the Company or any of its properties, assets or income for account of any Tax. The Company has not received any reminders or warrants relating to the payment of Tax. There are no encumbrances for Taxes on the assets of the Company.

f.
the Company has not claimed and/or no exemptions have been granted from Tax, roll-over relief or other Tax facilities during the last five (5) years before the date of this deed, which have not been disclosed, and which could be annulled and give rise to Tax after the date of this deed as a result of non-compliance with the relevant conditions imposed.

Article 5. Duty of notice.
Each of the Sellers guarantees and warrants to the Purchaser that he has given the Purchaser all information that should properly be brought to the Purchaser’s notice with respect to the Company and the registered properties held by the Company, subject to the proviso that a seller is not required to supply information about matters which are already known to the Purchaser or about which he could have learned by making his own survey, in so far as it is reasonable to expect the Purchaser, in keeping with common practice, to make such a survey.
Article 6. Nachgründung.
The Purchaser declares that Section 2:204c of the Dutch Civil Code does not apply to the transfer in question.
Article 7. Costs.
All costs connected with the preparation of this deed shall be for the account of the Purchaser.
Article 8. Rescission (ontbinding).
The Sellers and the Purchaser waive the right to rescind the agreement laid down in this deed or to demand rescission thereof.
Finally, the person appearing declared:
the Company hereby acknowledges the foregoing transfer of the Shares and shall register the same in its register of shareholders.
Resolution
One (1) shareholder’s resolution has been attached to this deed (Annex), such in connection with the possible existence of a conflict of interest (tegenstrijdig belang) within the meaning of Section 2:256 of the Dutch Civil Code.
Powers of Attorney.
The powers of attorney granted to the person appearing are evidenced by six (6) non-notarial instruments, copies of which will be attached to this deed (Annexes).
End
The person appearing is known to me, civil law notary.
This deed was executed in Amsterdam on the date stated in the first paragraph of this deed.
The contents of the deed have been stated and clarified to the person appearing.
The person appearing has declared not to wish the deed to be fully read out, to have noted the contents of the deed timely before its execution and to agree with the contents.
After limited reading, this deed was signed first by the person appearing and thereafter by me, civil law notary at fifteen hours and two minutes.